EXHIBIT 99.1

Laredo Petroleum Holdings, Inc.

Unaudited pro forma condensed consolidated financial information

On August 1, 2013, Laredo Petroleum, Inc. (“Laredo”), a wholly owned subsidiary of Laredo Petroleum Holdings, Inc. (“Holdings”), together with two of Laredo’s subsidiaries, Laredo Petroleum Texas, LLC and Laredo Gas Services, LLC (collectively, the “Sellers”), completed the sale of oil and gas properties located in the Anadarko Basin in the State of Oklahoma and the State of Texas (the “Oil and Gas Assets”), associated pipeline assets and various other related property and equipment (together with the Oil and Gas Assets, the “Assets”) for a purchase price of $438 million. The purchase price consisted of approximately $400 million from certain affiliates of EnerVest, Ltd. (collectively “EnerVest”), and approximately $38 million from third parties as a result of the exercise of such third parties’ preferential rights associated with certain of the Oil and Gas Assets. After estimated transaction costs, the net proceeds were approximately $434 million, which are subject to adjustments to reflect an economic effective date of April 1, 2013 (currently estimated as a reduction of $5 million in net proceeds, although this number is subject to change). The net proceeds were used to pay off Laredo’s revolving credit facility and for working capital purposes.

The unaudited pro forma condensed consolidated balance sheet has been prepared as if the sale of the Assets occurred as of March 31, 2013. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2013 and for the year ended December 31, 2012 have been prepared as if the sale of the Assets occurred on January 1, 2012.  The unaudited pro forma condensed consolidated financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of Holdings and its subsidiaries (collectively, the “Company”) included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of the Company would actually have been had the transaction described above occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial information have been made.

Laredo Petroleum Holdings, Inc.

Pro forma condensed consolidated balance sheet

March 31, 2013

(in thousands)

(Unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$31,024	$127,024	(a)	$158,048
Accounts receivable, net	88,943	—		88,943
Deferred income taxes	17,753	—		17,753
Other current assets	6,763	—		6,763
Current assets held for sale	499	(499	)(b)	—
Total current assets	144,982	126,525		271,507
Property and equipment:
Oil and natural gas properties, full cost method:
Proved properties	3,187,143	(377,228	)(c)(d)	2,809,915
Unproved properties not being amortized	132,146	(15,210	)(c)	116,936
Pipeline and gas gathering assets	26,165	—		26,165
Other fixed assets	29,916	—		29,916
	3,375,370	(392,438)		2,982,932
Less accumulated depreciation, depletion, amortization and impairment	1,195,300			1,195,300
Property and equipment held for sale, net of accumulated depreciation	45,072	(45,072	)(b)	—
Net property and equipment	2,225,142	(437,510)		1,787,632
Deferred income taxes	43,613	(1,536	)(e)	42,077
Other assets, net	31,699	4,238	(f)	35,937
Noncurrent assets held for sale	4,480	(4,480	)(b)	—
Total assets	$2,449,916	$(312,763)		$2,137,153
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,726	$—		$29,726
Undistributed revenue and royalties	34,289	—		34,289
Other current liabilities	159,754	—		159,754
Current liabilities held for sale	6,584	(6,584	)(b)(d)	—
Total current liabilities	230,353	(6,584)		223,769
Long-term debt	1,351,706	(300,000	)(a)	1,051,706
Asset retirement obligations	14,438	—		14,438
Other noncurrent liabilities	9,036	—		9,036
Noncurrent liabilities held for sale	8,909	(8,909	)(b)(d)	—
Total liabilities	1,614,442	(315,493)		1,298,949
Stockholders’ equity:
Additional paid-in capital	963,756	—		963,756
Other Laredo stockholder’s equity	(128,282)	2,730	(e)	(125,552)
Total stockholders’ equity	835,474	2,730		838,204
Total liabilities and stockholders’ equity	$2,449,916	$(312,763)		$2,137,153

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

Laredo Petroleum Holdings, Inc.

Pro forma condensed consolidated statement of operations

For the three months ended March 31, 2013

(in thousands)

(Unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Oil and natural gas sales	$163,625	$(23,602	)(g)	$140,023
Natural gas transportation and treating	80	—		80
Total revenues	163,705	(23,602)		140,103
Costs and expenses:
Lease operating expenses	22,442	(1,594	)(g)	20,848
Production and ad valorem taxes	11,445	(1,634	)(g)	9,811
Natural gas transportation and treating	108	—		108
Drilling and production	674	—		674
General and administrative	19,634	—		19,634
Accretion of asset retirement obligations	394	(120	)(h)	274
Depreciation, depletion and amortization	64,503	(17,572	)(i)	46,931
Total costs and expenses	119,200	(20,920)		98,280
Operating income	44,505	(2,682)		41,823
Non-operating expense:
Realized and unrealized gain (loss) on commodity derivative financial instruments, net	(16,854)	—		(16,854)
Interest expense	(25,349)	1,019	(j)	(24,330)
Other non-operating expense, net	(55)	—		(55)
Non-operating expense, net	(42,258)	1,019		(41,239)
Income from operations before income taxes	2,247	(1,663)		584
Income tax expense:
Deferred	(1,110)	599	(k)	(511)
Total income tax expense	(1,110)	599		(511)
Income from operations	1,137	(1,064)		73
Income from discontinued operations, net of tax	272	(272	)(l)	—
Net income	$1,409	$(1,336)		$73

Net income per common share:
Basic	$0.01			$—
Diluted	$—			$—

Weighted average common shares outstanding:
Basic	127,200			127,200
Diluted	128,851			128,851

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

Laredo Petroleum Holdings, Inc.

Pro forma condensed consolidated statement of operations

For the year ended December 31, 2012

(in thousands)

(Unaudited)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Oil and natural gas sales	$583,569	$(84,616	)(h)	$498,953
Natural gas transportation and treating	4,511	(4,186	)(m)	325
Total revenues	588,080	(88,802)		499,278
Costs and expenses:
Lease operating expenses	67,325	(7,501	)(g)	59,824
Production and ad valorem taxes	37,637	(3,390	)(g)	34,247
Natural gas transportation and treating	1,468	(1,306	)(m)	162
Drilling and production	2,915	(464	)(m)	2,451
General and administrative	62,106	—		62,106
Accretion of asset retirement obligations	1,200	(447	)(h)	753
Depreciation, depletion and amortization	243,649	(80,841	)(i)	162,808
Total costs and expenses	416,300	(93,949)		322,351
Operating income	171,780	5,147		176,927
Non-operating expense:
Realized and unrealized gain (loss) on commodity derivative financial instruments, net	8,800	—		8,800
Interest expense	(85,572)	621	(j)	(84,951)
Other non-operating expense, net	(405)	43	(n)	(362)
Non-operating expense, net	(77,177)	664		(76,513)
Income from operations before income taxes	94,603	5,811		100,414
Income tax expense:
Deferred	(32,949)	(2,024	)(k)	(34,973)
Total income tax expense	(32,949)	(2,024)		(34,973)
Net income	$61,654	$3,787		$65,441

Net income per common share:
Basic	$0.49			$0.52
Diluted	$0.48			$0.51

Weighted average common shares outstanding:
Basic	126,957			126,957
Diluted	128,171			128,171

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial information.

Laredo Petroleum Holdings, Inc.

Notes to the pro forma condensed consolidated financial information

(Unaudited)

1.        Basis of presentation

The unaudited pro forma condensed consolidated financial information has been derived from and should be read together with the historical consolidated financial statements and the related notes of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

The oil and natural gas properties that were a component of the sale of Assets were not presented as held for sale nor were their results of operations presented as discontinued operations pursuant to the rules governing full cost accounting for oil and gas properties.  The associated pipeline assets and various other associated property and equipment qualified as held for sale as of March 31, 2013.  The results of operations of the associated pipeline assets and various other associated property and equipment were presented as results of discontinued operations, net of tax, in the unaudited consolidated financial statements as of March 31, 2013 and for the three months ended March 31, 2013.

2.        Pro forma adjustments and assumptions

The unaudited pro forma condensed consolidated financial information gives pro forma effect to the following items, (i) the sale of the Oil and Gas Assets, associated pipeline assets and various other related property and equipment and (ii) repayment of the Company’s revolving credit facility:

Condensed Consolidated Balance Sheet

(a) Adjustments reflect $438 million of cash consideration, less transaction costs and less assets and liabilities transferred as part of the sale. Of the net cash proceeds received, $300 million was used to repay the principal amount outstanding under the Company’s revolving credit facility.

(b) To eliminate held for sale assets that were sold and liabilities that were transferred as part of the sale.

(c) Adjustments reflect the sales proceeds attributable to the proved and unproved oil and gas properties in accordance with the full cost method of accounting.

(d) Adjustments reflect the elimination of asset retirement obligations and capitalized retirement costs associated with the Oil and Gas Assets.

(e) Adjustments reflect the gain of $2.7 million, net of tax of $1.5 million, on the sale of various other related assets which are a component of the Assets and are not accounted for under the full cost method of accounting. The gain was calculated based on the net book value of the assets and liabilities sold as of March 31, 2013.

(f) Approximately $4.2 million of inventory classified as held for sale at March 31, 2013 was not sold as part of the sale of the Assets. This inventory was reclassified to “Other assets”.

Condensed Consolidated Statements of Operations

(g) To eliminate the revenues and direct operating expenses associated with the Oil and Gas Assets.

(h) To eliminate accretion expense attributable to asset retirement obligations associated with the Oil and Gas Assets.

(i) To adjust depletion at a rate of $20.25 per BOE for the three months ended March 31, 2013 and an average rate of $20.98 per BOE for the year ended December 31, 2012, as a result of the sale of the Oil and Gas Assets and to adjust depreciation and amortization expense of $2.6 million as a result of the sale of the Assets for the year ended December 31, 2012.

(j) To adjust interest expense and capitalized interest to give effect to the application of the net proceeds to pay off the Company’s indebtedness under its revolving credit facility.

Laredo Petroleum Holdings, Inc.

Notes to the pro forma condensed consolidated financial information - continued

(Unaudited)

(k) To adjust income tax expense for the effects of the pro forma adjustments at statutory rates.

(l) Adjustment reflects discontinued operations, net of tax that would not have been incurred by the Company had the sale of the Assets occurred prior to beginning of the period.

(m) Adjustment reflects income and expenses that would have been earned or incurred by the Company had the sale of the Assets occurred prior to the beginning of the period.

(n) To adjust other non-operating losses, net for the disposals of other fixed assets that would not have been incurred by the Company had the Assets been sold at the beginning of the period.